Exhibit 3.1



                      LIMITED LIABILITY COMPANY AGREEMENT
                                      of
                            Core Bond Products LLC

                            Effective June 14, 2002

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     The undersigned, being the sole initial member of Core Bond Products LLC, a Delaware limited liability company (the "Company"), hereby adopts this Limited Liability Company Agreement (this "Agreement") of the Company as a Limited Liability Company Agreement pursuant to Delaware Limited Liability Company Act (the "Delaware Limited Liability Act" or the "Act") Section 18-101(7). The Company's Certificate of Formation (the "Certificate") was filed with the Secretary of State of Delaware on June 14, 2002.

                                   ARTICLE I
            DURATION; OFFICES; BUSINESS; CAPITAL AND DISTRIBUTIONS

          1.1 Perpetual Existence. The Company shall have perpetual existence, beginning on the date of filing its Certificate, unless dissolved under
Section 5.1.

          1.2 Office and Agent. The principal place of business of the Company shall initially be at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, NC 28255. The Company may change such principal place of business and have such other offices as the Board (as herein defined) may designate or as the business of the Company may require. The Company shall continuously maintain an office and registered agent in Delaware as required by Sections 18-104 et seq. of the Act. The registered office and registered agent shall be as stated in the Certificate or as otherwise determined by the Board.

          1.3 Business of the Company. The nature of the business or purposes to be conducted or promoted by the Company is to engage on any of the following acts or activities:

          (a) to establish of one or more trusts (each, a "Trust") which will issue and sell certificates and other securities or instruments in one or more series, each of which series may consist of one or more classes (the "Securities"), which Securities will (1) be collateralized or otherwise secured or backed by, or otherwise represent interests in, the equity or assets of such Trust or other collateral pledged as security for or otherwise supporting the Securities and the proceeds thereof, or (2) represent a warrant, option or other right to purchase or sell the Securities described in clause (1);

          (b) in connection with the issuance and sale of the Securities or otherwise, purchase, or otherwise acquire, own, hold, transfer, convey, pledge, assign, sell (or otherwise dispose of) assets (including, without limitation, debt securities issued or guaranteed by companies that are
     (x) subject to the periodic informational reporting requirements of the Securities Exchange Act of 1934 or (y) not required to register the public offering and sale of their securities under the Securities Act of
     1933) to the related Trust;

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          (c) to arrange or otherwise provide for support for any series of
     Securities to be issued by a Trust by various forms of credit enhancement including arrangements whereby, for a given series, payments on one or more classes of Securities (the "Subordinated Securities") are subordinated to, and constitute additional security for, payments due on one or more other classes of Securities in such series;

          (d) to invest certain proceeds received from the sale of the Securities as determined by the Board;

          (e) to authorize, issue, sell and deliver instruments evidencing the Corporation's indebtedness which is completely subordinated to any Securities, and to enter into agreements by which the Corporation incurs such indebtedness; and

          (f) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the Act that are incidental to and necessary or convenient for the accomplishment of the above mentioned business and purposes.


          1.5 Capital and Distributions.

          (a) Capital. The Initial Member (as herein defined) hereby agrees to make an initial equity contribution to the Company in the amount of One Thousand and 00/100 Dollars ($1,000.00). No Member shall be required to make an additional capital contribution to the Company. However, a Member may make an additional capital contributions at such times and in such amounts as it may determine, provided that the Board shall first consent to such additional capital contribution.

          (b) Allocations and Distributions. The profits and losses of the Company shall be allocated to each Member in accordance with their respective interests in the Company as represented by any shares issued to, or percentage interest owned by, such Member, or as otherwise provided herein. The Members agree for themselves and their successors and assigns that their participation is considered a long-term investment, and that any return of capital before termination and winding up of the company is in the sole discretion of the Board. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

          1.6 Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

                                  ARTICLE II



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                                    MEMBERS

     2.1 Initial Member. The initial Member of the Company will be NationsBanc Montgomery Holdings Corporation ("Initial Member;" and, together with any other persons admitted as Members pursuant to Section 2.2, "Members").

     2.2 Admission of Additional Members. The Initial Member may admit to the Company additional Members who will participate in the management, "net profits," "net losses" and distributions of Company on such terms as are determined by the Initial Member. Any other person who acquires an interest in the Company, whether directly from the Company or by assignment, shall thereafter be admitted to membership by the Board. As a condition to membership, a new Member shall execute a document in which such new Member affirms and accepts all the terms, conditions and provisions of this Agreement and agrees to be bound to the same. A "person" shall include any individual, corporation, partnership, limited liability company, association, trust, institution or other entity or organization.

     2.3 Resignation of Members. Any Member may resign as a Member of Company upon 30 days written notice to the remaining Members (so long as there is one remaining Member), or such shorter period as the remaining Members may agree. Upon such resignation, such Member shall have no further liability with respect to the Company under the Act or otherwise.

     2.4 Actions by Member. No Member, without the written authorization of the Board, shall (i) endorse any note or act as an accommodation party, or otherwise become surety for any person in any transaction involving the Company, (ii) on behalf of the Company borrow or lend money, or make, deliver or accept any commercial paper, or execute any mortgage, security agreement, bond, or lease, or purchase or contract to purchase, or sell or contract to sell any property for or of the Company or (iii) mortgage, grant a security interest in the assets or property of the Company, or do any act detrimental to the best interests of the Company, or which would make it impossible to carry on the ordinary purpose of the Company. Each Member shall be reimbursed by the Company for all expenses it incurs on behalf of the Company.


                                  ARTICLE III
                             MANAGEMENT; OFFICERS

     3.1 Management. The management, control and operation of the Company shall be vested exclusively in a Board of Managers (the "Board"). The initial number of Managers shall be five (5), the exact number to be determined from time to time by a majority in interest of the Members. The Board shall be composed of individuals named by the Initial Member. Members of the Board shall hold office until their resignation, removal, retirement, death, disqualification, or until their successor is elected and has qualified.

     3.2 Vacancies. Any vacancy occurring on the Board, including a vacancy resulting from an increase in the number of Managers, may be filled by action of a majority in interest of the Members or by the affirmative vote of a majority of the remaining Managers, though such majority be less than a quorum of the Board, and any Manager may be replaced at the discretion



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of a majority in interest of the Members. The Board shall have full and complete authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Subject to the foregoing, the day to day business of the Company shall be conducted by its officers as provided in Sections 3.3 and 3.4.

     3.3 Officers. The officers of the Company shall include a President, a Secretary, a Treasurer, and such other officers as appointed, from time to time, by consent in writing of the Board. Such officers shall serve at the pleasure of the Board. Writings by the Board consenting to the appointment of officers shall be filed in the Minute Book of the Company. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 3.3 may be revoked at any time by the Board.

     3.4 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, lease documents, loan documents, letters of credit, master agreements, swap agreements, guarantees of signatures, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents (including, without limitation, any registration statement filed with the Securities and Exchange Commission in respect of any Securities, any Trust agreement and all agreements or other documents executed in connection with the creation of one or more Trusts, the issuance of the Securities of such Trusts and the furtherance of the business of the Company set forth in
Section 1.3 hereof) may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Company by the Board or by any of the officers of the Company. The provisions of this Section 3.4 are supplementary to any other provision of this Agreement.

     3.5 Banking. All funds of the Company shall be deposited in its name in such bank account or accounts as shall be designated by the Board. All withdrawals therefrom are to be made upon the authority of such person or persons as may be authorized by the Board from time to time.

     3.6 Books. The Company books shall be maintained at its principal office and each Member shall have access thereto. The fiscal year of the Company shall be the calendar year, and the books shall be closed and balanced at the end of each fiscal year. The Company will furnish annual financial statements to the Members and prepare tax returns as required, in a timely manner.

     3.7 Exculpation.

          (a) No Covered Person (as herein defined) shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the gross negligence or intentional misconduct of the Covered Person. Each



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Covered Person may consult with counsel and accountants in respect of Company affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants. In addition, no Manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected by the Board with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 3.7 shall not be construed so as to relieve (or attempt to relieve) any Covered Person of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 3.7 to the fullest extent permitted by law.

          (b) Whenever in this Agreement a Covered Person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider any such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any Member, or (ii) in its "good faith" or under another express standard, such Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or other applicable law.

          (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Member, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

          (d) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between the Manager or any other Covered Person, on the one hand, and the Company, or a Member on the other hand, or
(ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Manager shall act in a manner which is, or provide terms which are, fair and reasonable to the Company, or any Member, the Manager shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Manager, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Manager at law or in equity or otherwise.

          (e) As used herein, "Covered Person" shall mean the Managers, any affiliate of the Managers, any officers, directors, shareholders, or employees of any affiliate of the Managers, and the Members, officers, and employees of the Company.



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                                  ARTICLE IV
                     TRANSFER AND ASSIGNMENT OF INTERESTS

     4.1 Transfer and Assignment of Interests. A Member's interest in the Company is freely transferable and assignable by the Member, notwithstanding any provision to the contrary in Section 18-702 of the Act.

                                   ARTICLE V
                   DISSOLUTION AND WINDING UP; CONTINUATION

     5.1 Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

          (a) Upon the entry of a decree of judicial dissolution pursuant to
Section 18-802 of the Act;

          (b) Upon the occurrence of the withdrawal, resignation, bankruptcy or dissolution of the last remaining Member; or

          (c) Upon a resolution therefor passed by the Board.

     5.2 Winding Up. Upon the dissolution of the Company, the Company's assets shall be disposed of and its affairs wound up by the Board.

     5.3 Distribution. Upon liquidation of the Company under Section 5.2, the assets of the Company shall be distributed in the following order:

          (i) To pay or provide for the payment of all Company liabilities to creditors other than Members, and liquidating expenses and obligations;

          (ii) To pay debts owing to the Members other than for capital and profits;

          (iii) To pay the remaining funds to the Members in proportion to their share ownership.

     5.4 Continuation. Upon the occurrence of a statutory event of termination, the remaining Members have the right to continue the Company by vote of a majority in interest unless a higher vote is required by state statute to avoid the corporate characteristic of continuity of interest.

                                  ARTICLE VI
                                 MISCELLANEOUS



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     6.1 Governing Law. This Agreement shall be governed by the laws of the state of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

     6.2 Amendment. This Agreement may be amended only by a writing signed by all of the Members from time to time in their sole discretion.

     6.3 Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

     6.5 Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.


     6.6 Consequence of Violation by Member. Any Member who violates this agreement shall keep and save harmless the Company property and shall also indemnify the other then Members from any and all claims, demands and actions of every kind and nature whatsoever that may arise out of or by reason of such violation.



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     IN WITNESS WHEREOF, the undersigned has executed this Agreement effective as of the date first above written.



                                  NATIONSBANC MONTGOMERY
                                  HOLDINGS CORPORATION



                                  By:
                                     ----------------------------------------
                                     Neil Cotty, President




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